EXHIBIT 99.3

Michael A. McConnell                   DAVIS POLK & WARDWELL
State Bar No. 13447300                 Ulrika Ekman
J. Michael Sutherland                  David D. Tawil
State Bar No. 19524200                 450 Lexington Avenue
WINSTEAD SECHREST & MINICK P.C.        New York, New York 10017
777 Main Street, Suite 1100            (212) 450-4000
Fort Worth, Texas 76102
817/420-8240; 817/420-8201 fax
                                       SPECIAL COUNSEL FOR DEBTOR-IN-POSSESSION

COUNSEL FOR DEBTOR-IN-POSSESSION

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

In re:                                  ss.     Chapter 11
                                        ss.
WEBLINK WIRELESS, INC.                  ss.     Case No. 01-34275-SAF-11
PAGEMART PCS, INC.                      ss.
PAGEMART II, INC.                       ss.     (Administratively Consolidated)
                                        ss.
Debtors                                 ss.
                                        ss.

                      SECOND ORDER IN AID OF CONFIRMATION

In Dallas, Texas.

     The Debtors' Second Amended Plan of Reorganization (the "Plan") was confirmed by order of this Court (the "Confirmation Order") entered on or about August 23, 2002. The Confirmation Order provided, inter alia, that N. Ross Buckenham, John T. Stupka, Eugene I. Davis, and Thomas T. Thompson were deemed appointed and elected as and to be directors of WebLink Wireless, Inc. and members of its board of directors, effective as of the Effective Date of the Plan. Additionally, subject only to the completion of the negotiations of the terms of engagement, compensation, insurance and the like, the Confirmation Order further provided that Nancy J. White was approved to be a director and member of the board of directors of WebLink Wireless, Inc. Because those processes have now been successfully completed, Nancy J. White is hereby deemed appointed and elected as and to be an additional director of WebLink Wireless, Inc. and member of its board of directors, effective as of the Effective Date of the Plan.

     It is SO ORDERED:

     SIGNED: September ___, 2002.

                                          --------------------------------------
                                          HONORABLE STEVEN A. FELSENTHAL
                                          UNITED STATES BANKRUPTCY JUDGE


SECOND ORDER IN AID OF CONFIRMATION                                      Page 1